AMENDED AND RESTATED CONSULTING AGREEMENT
                    -----------------------------------------

            AGREEMENT made this 29th day of December, 2000, between Ranger Industries, Inc. ("Ranger") and S&H Consulting, Ltd. (the "Consultant"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement (as defined herein).

                                W I T N E S S E T H:
                                - - - - - - - - - -

            WHEREAS, Ranger and the Consultant are parties to a Consulting Agreement dated as of May 20, 2000 (the "Prior Agreement"); and

            WHEREAS, the parties desire to amend the Prior Agreement and enter into this Agreement in connection with the Agreement and Plan of Merger and Reorganization, dated as of December 29, 2000, by and among Bumgarner Enterprises, Inc. ("Bumgarner"), Ranger and BEI Acquisition Corporation ("BEI") (the "Merger Agreement") pursuant to which BEI shall merge with and into Bumgarner and Bumgarner would become the surviving corporation in exchange for the issuance of 14,720,000 newly issued shares of common stock, par value $.01 per share, of Ranger to the Bumgarner shareholders (the "Merger"); and

            WHEREAS, Ranger will not have any physical presence in the State of Connecticut during the Consulting Period (as defined herein).

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ranger and the Consultant hereby agree that, subject to the Closing of the Merger, the Prior Agreement shall be superceded and replaced in its entirety by this Agreement and the parties hereto further agree as follows:

      1. Continued Engagement as Consultant. Ranger shall continue to engage the Consultant, and the Consultant shall continue to serve Ranger, as a non-exclusive consultant on the terms and conditions set forth herein and in Appendix 1 hereto.

      2. Term. The term of this Consultant's engagement shall be the one year period commencing as of the Closing Date of the Merger (the "Closing," this period hereinafter to be referred to as the "Consulting Period"), unless extended by mutual consent of both parties.

      3. Duties. During the Consulting Period, the Consultant shall, upon no less than three (3) business days notice, make itself available to Ranger during normal business hours to provide consultation and advice on those matters affecting the business and affairs of Ranger set forth on Appendix 1 hereto; provided that the Consultant's performance of such duties shall not exceed thirteen (13) hours in any month and shall not interfere with the Consultant's other business activities.

      4. Place of Performance. The Consultant may, at its sole discretion, perform all duties under this Agreement in person or telephonically.

      5.  Compensation and Related Matters.

            (a) Compensation. Ranger shall pay to the Consultant at Closing a consulting fee of forty-eight thousand dollars ($48,000) (the "Consulting Fee") in cash by wire transfer of immediately available funds for services to be rendered during the Consulting Period. In addition Ranger shall pay to the Consultant at Closing a fee in the amount of $79,180 in satisfaction of Ranger's obligations to the Consultant arising out of the transactions contemplated by the Merger Agreement under Section 6 of the Prior Agreement.

            (b) Expenses. Ranger shall promptly reimburse the Consultant for all reasonable and customary expenses incurred by the Consultant in performing the duties hereunder, including without limitation, all travel expenses and telephone charges incurred in the service of Ranger, provided that such charges are incurred rendering services under this Agreement.

      6. Termination. Consultant's engagement may be terminated by mutual consent of both parties hereto and Ranger may terminate the Consultant's engagement only for Cause as provided in this Section 6. "Cause" shall mean the Consultant's intentional and material breach of its obligations under this Agreement. If Ranger desires to terminate Consultant's engagement for Cause, Ranger shall provide to the Consultant written notice describing the grounds deemed to constitute Cause. The Consultant shall have thirty (30) days from receipt of such notice to cure the Cause. If the Consultant shall fail to cure, Ranger may terminate the Agreement by written notice. Upon such termination, the Consultant shall refund to Ranger a pro rata portion of the Consulting Fee, based on the number of days remaining from the date of termination to the end of the Consulting Period.

      7. Indemnification. Ranger agrees to defend, hold harmless and indemnify the Consultant for costs, liabilities and expenses, including reasonable attorneys' fees, that may be incurred arising out of any and all claims related to the Consultant's performance under this Agreement other than such claims arising out of Consultant's intentional breach of this Agreement. Ranger shall advance to the Consultant all costs and expenses incurred by the Consultant, including attorney's fees and expenses as they are incurred provided that the Consultant agrees to refund such amounts to Ranger if it shall ultimately be determined by a non-appealable judgment that Consultant was not entitled to such indemnification.

      8. Notice. Unless otherwise specified in this Agreement, notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the intended party at the


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


address as set forth under such party's name on the signature page hereto, except that notices of change of address or other contact information shall be effective only upon receipt.

      9. Modification of Agreement; Governing Law. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Consultant and Ranger. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of laws principles.

      10. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      12. Entire Agreement. This Agreement sets forth the entire Agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by an officer, employee or representative of any party hereto; and any prior agreement of the parties in respect of the subject matter contained herein is hereby terminated and canceled.



                             [SIGNATURE PAGE TO FOLLOW]


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



            IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date first above written.



                                          RANGER INDUSTRIES, INC.



                                          By: /s/ John Turitzin
                                             -----------------------
                                             Name:  John Turitzin
                                             Title: Secretary



                                          S&H CONSULTING, LTD.



                                          By: /s/ Morton E. Handel
                                             -----------------------
                                             Name:  Morton E. Handel
                                             Title: Principal


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



                                   Appendix 1
                                   ----------

                         Duties of S&H Consulting, Ltd.
                         ------------------------------

o Advise with respect to the transition of ownership of the business of Ranger to Bumgarner and the integration of the business of Ranger into and with the business of Bumgarner.

o  Advise with respect to Bankruptcy Court matters as they may arise.

o Advise with respect to the resolution of tax and accounting issues that may arise as a result of the Merger and change of ownership of Ranger.

o Advise with respect to the eventual release of any funds in the Ranger product liability trust.